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Exhibit 10.1

LICENSE AND RESEARCH COLLABORATION AGREEMENT
by and between
MODEX THERAPEUTICS, INC.,
OPKO HEALTH, INC.
(solely for purposes of sections 6.1 and 9.3)
and
MERCK SHARP & DOHME LLC
Effective March 7, 2023

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LICENSE AND RESEARCH COLLABORATION AGREEMENT
This License and Research Collaboration Agreement (this “Agreement”) is effective as of March 7, 2023 (the “Effective Date”) and is entered into by and among MODEX THERAPEUTICS, INC., a corporation organized and existing under the laws of Delaware (“ModeX”), solely for purposes of Sections 6.1 and 9.3, OPKO HEALTH, INC., a corporation organized and existing under the laws of Delaware (“OPKO”), and MERCK SHARP & DOHME LLC, a limited liability company organized and existing under the laws of New Jersey (“Merck”).
RECITALS:
WHEREAS, ModeX has developed ModeX Know-How and has rights to ModeX Patent Rights;
WHEREAS, Merck and ModeX desire to enter into a research collaboration to Develop Vaccines and Products, upon the terms and conditions set forth herein;
WHEREAS, Merck intends to pursue such Development in the EBV Field, which may include infectious mononucleosis, multiple sclerosis, and oncology indications, where appropriate, as contemplated by the Merck Development Plan; and
WHEREAS, Merck desires to obtain a license under the ModeX Patent Rights and ModeX Know-How upon the terms and conditions set forth herein, and ModeX desires to grant such a license;
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, ModeX and Merck hereby agree as follows:
ARTICLE 1
DEFINITIONS
Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below.
1.1    “AAALAC” shall mean the Association for Assessment and Accreditation of Laboratory Animal Care International.
1.2    “Accounting Standards” means the then-current financial reporting standards followed by a Party or its Affiliates, sublicensees, or subcontractors, examples of which are IFRS (International Financial Reporting Standards) and GAAP (United States generally accepted accounting principles), in each case consistently applied.
1.3    “Acquired Party” shall have the meaning set forth in Section 1.16.
1.4    “Acquiring Entity” shall mean, collectively, (a) the Third Party referenced in the definition of Change of Control, and (b) such Third Party’s Affiliates, other than the Acquired Party in the definition of Change of Control and such Acquired Party’s Affiliates, determined immediately prior to the closing of such Change of Control.
1.5    “Act” shall mean, as applicable, the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq., or the Public Health Service Act, 42 U.S.C. §§ 262 et seq., each as amended from time to time.
1.6    “Affiliate” shall mean, with respect to a Person: (a) any corporation or business entity of which, now or hereafter, more than fifty percent (50%) of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by such Person; or (b) any corporation or other business entity which, now or hereafter, directly or indirectly, owns, controls or holds more than fifty percent (50%) (or the maximum ownership interest permitted by Applicable Law) of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general partnership interest, of such Person; or (c) any corporation or business entity of which, now or hereafter, more than fifty percent (50%) of the securities

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or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a corporation or business entity described in (a) or (b).
1.7    “Agreement” shall have the meaning given such term in the preamble to this document.
1.8    “Agreement Payments” shall have the meaning set forth in Section 5.7.
1.9    “Alliance Manager” shall have the meaning set forth in Section 2.4.1.
1.10    “Applicable Law” shall mean any and all laws of any jurisdiction that are applicable to either of the Parties or their respective Affiliates in carrying out activities hereunder or to which any of the Parties or their respective Affiliates carrying out the activities hereunder is subject, and will include all statutes, enactments, acts of legislature, laws, ordinances, rules, regulations, notifications, guidelines, policies, directions, directives and orders of any statutory authority, tribunal, arbitral body, board, or court or any central, state, or provincial government or local authority or other governmental authority in such jurisdictions, including Good Laboratory Practices, Good Clinical Practices and Good Manufacturing Practices.
1.11    “Biosimilar Application” shall have the meaning set forth in Section 7.3.8.
1.12    “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which commercial banks located in the jurisdiction where the applicable obligations are to be performed are authorized or required by law to be closed.
1.13    “Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30, and December 31, except that the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the then-current Calendar Quarter, and the last Calendar Quarter of the Term shall end on the last day of the Term.
1.14    “Calendar Year” shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall end on the last day of the Term.
1.15    “CDMO” shall have the meaning set forth in Section 2.12.
1.16    “Change of Control” shall mean, with respect to a Party (the “Acquired Party”), (a) the sale to a Third Party of all or substantially all of such Acquired Party’s assets or business relating to ***; (b) a merger, reorganization or consolidation involving such Acquired Party, as the case may be, in which the voting securities of such Acquired Party outstanding immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (c) a Third Party, or group of such Persons acting in concert acquire more than fifty percent (50%) of the voting equity securities or management control of such Acquired Party. Notwithstanding the foregoing, the following shall not constitute a Change of Control: (i) ***; (ii) ***; or (iii) ***.
1.17    “Clinical Trial” shall mean a Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, or post-approval study.
1.18    “CMC Development” means the chemistry, manufacturing, and controls (CMC)-related Development activities related to the composition, manufacture, and specification of a Vaccine or Product intended to assure the proper identification, quality, purity, and strength thereof. CMC Development includes test method development and stability testing, process development, process improvements (improving product robustness or manufacturing efficiencies), drug substance development, process qualification, process and method validation, process scale-up, formulation development, delivery system development, QA and QC development.

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1.19    “Code” shall have the meaning set forth in Section 8.4.5.
1.20    “Combination Product” shall mean a Product that includes one or more Vaccines in combination with one or more other clinically active components ***. All references to Product in this Agreement shall be deemed to include Combination Product.
1.21    “Commercial Milestone Event” shall have the meaning set forth in Section 5.2.2.
1.22    “Commercial Milestone Payments” shall have the meaning set forth in Section 5.2.2.
1.23    “Commercialize”, or “Commercializing” or “Commercialization” shall mean to promote, market, distribute, import, export, sell, offer for sale, provide commercial-related product support for, and perform medical affairs activities for, a pharmaceutical product (including a Product or Vaccine).
1.24    “Commercially Reasonable Efforts” shall mean, with respect to the efforts to be expended by a Party with respect to any objective, such reasonable and diligent efforts to accomplish such objective as such Party would normally use to accomplish a similar objective under similar circumstances. It is understood and agreed *** such efforts shall be and other relevant factors. Commercially Reasonable Efforts shall be determined *** and the market(s) involved.
1.25    “Committee” shall mean the joint steering committee established to facilitate the Research Program, as more fully described in Section 2.3.
1.26    “Competing Pharma” shall mean a company or group of companies acting in concert (a) that is *** that preceded the date of determination, or (b) which has ***.
1.27    “Competing Product” shall mean:
(a)    during the period commencing on *** thereafter, ***; and
(b)    following the period described in (a) ***.
1.28    “Competitive Infringement” shall have the meaning set forth in Section 7.3.1.
1.29    “Control”, “Controls” or “Controlled by” shall mean, with respect to any item of or right under any Know-How, Patent Rights, or other intellectual property assets or rights, as applicable, the possession of (whether by ownership or license, other than pursuant to this Agreement) or the ability of a Party to transfer or grant access to, or a license or sublicense of, such items or right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to transfer or grant the other Party such access or license or sublicense. However, a Party (or an Affiliate of a Party, as applicable) shall be deemed not to Control any Patent Rights or Know-How or other rights ***.
1.30    “Develop”, or “Developing” or “Development” shall mean (a) to research, develop, analyze, test and conduct preclinical, clinical and all other regulatory trials for a compound, vaccine, or product (including a Vaccine or a Product), including new Indications, (b) all activities pertaining to CMC Development and formulation development, including new formulations, and (c) all other activities related to securing and maintaining Marketing Authorization for a compound, vaccine, or product, and regulatory activities in connection therewith.
1.31    “Development Milestone Event” shall have the meaning set forth in Section 5.2.1.
1.32    “Development Milestone Payments” shall have the meaning set forth in Section 5.2.1.
1.33    “Dispute” shall have the meaning set forth in Section 9.8.1.

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1.34    “EBV” shall mean Epstein-Barr Virus.
1.35    “EBV Field” shall mean the treatment, prophylaxis or diagnosis of disease associated with EBV, which may include infectious mononucleosis, Hodgkin’s lymphoma, Burkitt lymphoma, post-transplant lymphoma, gastric cancer, nasopharyngeal carcinoma, and multiple sclerosis.
1.36    “Effective Date” shall have the meaning given such term in the preamble to this document.
1.37    “European Major Market” shall mean any one of the following countries: the ***.
1.38    “Excluded Claim” shall have the meaning set forth in Section 9.8.3.
1.39    “Exclusions Lists” shall have the meaning set forth in Section 1.122.
1.40    “Field” shall mean (a) with respect to any sublicense granted by ModeX to Merck of ***; and (b) in all other cases, ***.
1.41    “First Commercial Sale” shall mean, with respect to any Product, the first sale for end use or consumption of such Product in a country, excluding, however, ***.
1.42    “GCP” or “Good Clinical Practices” shall mean the applicable then-current Good Clinical Practices as such term or its equivalent is defined from time to time by the United States Food and Drug Administration or other relevant Regulatory Authority having jurisdiction over the Development, Manufacture or Commercialization of Product in the Territory pursuant to its regulations, guidelines or otherwise, as applicable.
1.43    “GLP” or “Good Laboratory Practice” shall mean the applicable then-current standards for laboratory activities for pharmaceuticals or biologicals, as set forth in the Act and any regulations or guidance documents promulgated thereunder, as amended from time to time, together with any similar standards of good laboratory practice as are required by any Regulatory Authority in the Territory.
1.44    “GMP” or “Good Manufacturing Practices” shall mean the applicable then-current Good Manufacturing Practices as such term or its equivalent is defined from time to time by the United States Food and Drug Administration or other relevant Regulatory Authority having jurisdiction over the Development, Manufacture or Commercialization of Product in the Territory pursuant to its regulations, guidelines or otherwise, as applicable.
1.45    “Guaranteed Obligations” shall have the meaning set forth in Section 9.3.
1.46    “Improvement” shall mean, with respect to ModeX Know-How described in subpart (a) of the “ModeX Know-How” definition and licensed hereunder, any improvement, modification, refinement, or correction of such ModeX Know-How which is any of the following: (a) a *** that (i) is *** and (ii) results in a *** that is ***; or (b) a ***.
1.47    “IND” shall mean an Investigational New Drug Application, Clinical Study Application, Clinical Trial Exemption, or similar application or submission for approval to conduct Clinical Trials filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.
1.48    “Indemnified Party” shall have the meaning set forth in Section 6.5.3.
1.49    “Indemnifying Party” shall have the meaning set forth in Section 6.5.3.
1.50    “Indication” shall mean a separate and distinct disease or medical condition in humans which a Product that is in Clinical Trials is intended to treat, prevent, or diagnose or for which a Product has received Marketing Authorization. For clarity, with respect to a particular tumor type (such as lung or head and neck, for example), all subtypes of such tumor type, all treatments of such tumor type (including

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all lines of treatment), and different patient populations within such tumor type, constitute the same Indication. For further clarification and as an example, Burkett’s lymphoma, Hodgkin’s lymphoma, gastric carcinoma, nasopharyngeal carcinoma, and post-transplant lymphomas would each constitute separate Indications.
1.51    “Information” shall mean any and all information and data, including trade secrets, all Merck Know-How, all ModeX Know-How, and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, whether communicated in writing or orally or by any other method, which is provided by one Party to the other Party in connection with this Agreement.
1.52    “Initiates”, or “Initiated” or “Initiation” shall mean, with respect to a Clinical Trial, the administration of the first dose to a patient or subject in such Clinical Trial.
1.53    “Invention” shall mean any process, method, composition of matter, article of manufacture, discovery or finding that is conceived or reduced to practice as a result of the Research Program.
1.54    “Joint Information and Inventions” shall mean all Know-How resulting from the Research Program developed or invented jointly by (a) employee(s) of Merck or its Affiliates, or a Third Party acting on behalf of Merck or its Affiliates, on the one hand, and (b) employee(s) of ModeX or its Affiliates, or a Third Party acting on behalf of ModeX or its Affiliates, on the other hand, but ***.
1.55    “Joint Patent Rights” shall mean all Patent Rights that claim or cover Joint Information and Inventions.
1.56    “Know-How” shall mean all information and materials, including all discoveries, improvements, processes, methods, protocols, formulas, data, inventions (including Inventions), know-how and trade secrets, patentable or otherwise.
1.57    “Licensed Intellectual Property” shall mean all ModeX Patent Rights, ModeX Know-How, and ModeX’s interest in all Joint Patent Rights.
1.58    “Manufacture” shall mean, with respect to a compound, vaccine, or product (including a Vaccine and Product), including other active pharmaceutical ingredients in a product, the receipt, handling and storage of active pharmaceutical ingredients and other materials, the manufacturing, processing, packaging and labeling (excluding the development of packaging and labeling components for Marketing Authorization), holding (including storage), quality assurance and quality control testing (including release) of such compound, vaccine, or product (other than quality assurance and quality control related to development of the manufacturing process, which activities shall be considered Development activities) and shipping of such compound, vaccine, or product.
1.59    “Manufacturing Party” shall have the meaning set forth in Section 2.12.
1.60    “Marketing Authorization” shall mean *** approvals from the relevant Regulatory Authority necessary to market and sell a Product in any country (***).
1.61    “Material Safety Issue” means *** good-faith determination that there is an unacceptable risk for harm in humans based upon the ***.
1.62    “Merck” shall have the meaning given such term in the preamble to this Agreement.
1.63    “Merck Development Plan” shall mean the development plan attached hereto as Schedule 1.63.
1.64    “Merck Indemnified Parties” shall have the meaning set forth in Section 6.5.1.

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1.65    “Merck Information and Inventions” shall mean all (a) Know-How resulting from the Research Program developed or invented solely by employee(s) of Merck or its Affiliates, or a Third Party acting on behalf of Merck or its Affiliates, and not employed by ModeX or its Affiliates and (b) all Merck Proprietary Adjuvant IP.
1.66    “Merck Know-How” shall mean ***.
1.67    “Merck Patent Rights” shall mean ***.
1.68    “Merck Proprietary Adjuvant” shall mean ***.
1.69    “Merck Proprietary Adjuvant IP” shall mean ***.
1.70    “Merck Proprietary Formulation” shall mean ***.
1.71    “Merck Proprietary Formulation IP” shall mean ***.
1.72    “***” shall have the meaning set forth in Section 2.3.2.
1.73    “ModeX” shall have the meaning given such term in the preamble to this Agreement.
1.74    “ModeX Indemnified Parties” shall have the meaning set forth in Section 6.5.2.
1.75    “ModeX Information and Inventions” shall mean all Know-How resulting from the Research Program developed or invented solely by employee(s) of ModeX or its Affiliates, or a Third Party acting on behalf of ModeX or its Affiliates, and not employed by Merck or its Affiliates, excluding, ***.
1.76    “ModeX Know-How” shall mean all Know-How (including ModeX Information and Inventions and ModeX’s rights in Joint Information and Inventions) that: (a) (i) is or was Controlled by ModeX as of the Effective Date or is Controlled by ModeX during the Term, (ii) is not generally known, and (iii) is necessary or useful for the performance of Merck’s obligations under the Research Plan or for the Development, Manufacture, or Commercialization of Vaccines or Products in the Field in the Territory; or (b) (i) is Controlled by an Affiliate of ModeX after the Effective Date but during the Term; (ii) is not generally known; (iii) constitute Improvements to the Know-How described in clause (a) of this definition, and (iv) is necessary or useful for the performance of Merck’s obligations under the Research Plan or for the Development, Manufacture, or Commercialization of Vaccines or Products in the Field in the Territory, excluding, however, ***.
1.77    “ModeX Patent Rights” shall mean Patent Rights which: (a) are Controlled by ModeX as of the Effective Date or during the Term and satisfy any of the following: (i) claim or cover any Vaccine or Product, or a method of use or process of Manufacture thereof, including any improvements; (ii) claim or cover ModeX Know-How; or (iii) are necessary or useful for the Development, Manufacture, or Commercialization of Vaccines or Products in the Field in the Territory; or (b) are Controlled by an Affiliate of ModeX after the Effective Date but during the Term and (i) claim or cover any Vaccine or Product (but solely to the extent such Patent Rights claim or cover any Vaccine or Product), or a method of use or process of manufacture thereof, or (ii) claim or cover any ModeX Know-How described in clause (b) of the definition thereof. The ModeX Patent Rights include the Patent Rights listed on Schedule 1.77.
1.78    “ModeX Platform” shall mean the proprietary ferritin nanoparticle technology-based platform Controlled by ModeX.
1.79    “ModeX Product Patent Rights” shall have the meaning set forth in Section 7.1.1(b).
1.80    “***” shall have the meaning set forth in Section 2.3.2.

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1.81    “ModeX Third-Party License Agreement” shall mean any agreement between ModeX or any of its Affiliates and any Third Party pursuant to which ModeX or its Affiliate in-licenses or otherwise acquires Control of any Know-How, Patent Rights, or other intellectual property rights that are or would constitute ModeX Know-How or ModeX Patent Rights under this Agreement, including the Sanofi In-License Agreement (defined below).
1.82    “NDA” shall mean a New Drug Application, Biologics License Application, Marketing Authorization Application, filing pursuant to Section 510(k) of the Act, or similar application or submission for Marketing Authorization of a Product filed with a Regulatory Authority to obtain marketing approval for a biological, pharmaceutical or diagnostic product in that country or in that group of countries.
1.83    “Net Sales” shall mean the gross invoice price (***) of Product sold by Merck or its Related Parties to the first Third Party after deducting, if not previously deducted, from the amount invoiced or received the following deductions determined in accordance with Accounting Standards as consistently applied from such gross amounts which are actually incurred, allowed, accrued or specifically allocated to the Product:
(a)    normal and customary trade and quantity discounts ***;
(b)    returns, rebates, chargebacks, and other allowances;
(c)    retroactive *** ;
(d)    *** or other governmental authorities;
(e)    a *** of the amount ***; and
(f)    the standard *** administering Product.
With respect to sales of Combination Products, ***. The *** set forth *** will be applied in calculating Net Sales for a Combination Product. In the event that Product *** other means of calculating Net Sales with respect to Combination Products.
1.84    “Net Sales Report” shall have the meaning set forth in Section 5.4.
1.85    “NIH” shall mean, collectively, the National Institutes of Health, the Centers for Disease Control and Prevention, and the Food and Drug Administration, which are agencies within the Department of Health and Human Services, as represented by the National Institute of Allergy and Infectious Disease and/or the National Institutes of Health, or any successor in interest thereto.
1.86    “NIH Agreement” shall mean the nonexclusive patent license agreement, dated on or about the date hereof, by and between NIH and Merck (or its Affiliate), with respect to the following ***, a copy of which has been provided to ModeX as of the date hereof.
1.87    “Officials” shall have the meaning set forth in Section 2.10.3.
1.88    “Party” shall mean Merck or ModeX, individually, and “Parties” shall mean Merck and ModeX, collectively.
1.89    “Patent Rights” shall mean any and all patents and patent applications in the Territory (which, for the purpose of this Agreement, shall be deemed to include certificates of invention and applications for certificates of invention), including divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates, pediatric exclusivity periods and the like of any such patents and patent applications, and foreign equivalents of the foregoing.

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1.90    “Payment” shall have the meaning set forth in Section 2.10.3.
1.91    “Person” shall mean any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.
1.92    “Phase I Clinical Trial” shall mean a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(a).
1.93    “Phase II Clinical Trial” shall mean a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(b).
1.94    “Phase III Clinical Trial” shall mean a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(c).
1.95    “Prior Non-Disclosure Agreement” shall have the meaning set forth in Section 4.7.
1.96    “Product(s)” shall mean any pharmaceutical or biological preparation in final form containing a Vaccine (a) for sale by prescription, over-the-counter or any other method; or (b) for administration to human patients in a Clinical Trial, for any and all uses in the Field, including any Combination Product.
1.97    “Regulatory Authority” shall mean any applicable government regulatory authority involved in granting approvals for the manufacturing, marketing, reimbursement or pricing of a Product in the Territory, including, in the United States, the United States Food and Drug Administration and any successor governmental authority having substantially the same function.
1.98    “***” means, with respect *** the period of time during which ***.
1.99    “***” shall mean *** for the Product in the Field in the Territory.
1.100    “Related Party” shall mean, with respect to a Party, each of such Party, its Affiliates, and their respective sublicensees (which term does not include distributors), as applicable.
1.101    “Research Executives” shall have the meaning set forth in Section 2.3.2.
1.102    “Research Plan” shall mean, with respect to the Research Program, the written plan setting forth the research and other Development activities to be undertaken by the Parties in accordance with this Agreement, as set forth in Exhibit A.
1.103    “Research Program” shall mean the program of research and other Development activities related to the Development of a Vaccine or Product undertaken by the Parties as set forth in Article 2 and the applicable Research Plan.
1.104    “Research Term” shall have the meaning set forth in Section 2.8.1.
1.105    “Reversion License” shall have the meaning set forth in Section 8.4.2.
1.106    “Reverted Products” shall have the meaning set forth in Section 8.4.2.
1.107    “***” means any ***.
1.108    “Royalty Period” shall have the meaning set forth in Section 5.3.1(d).
1.109    “***” means ***.

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1.110    “Sanofi In-License Agreement” shall mean that certain License Agreement entered into as of July 1, 2021 between ModeX and Sanofi, a French corporation (“Sanofi”).
1.111    “Sanofi Letter Agreement” shall mean that certain letter agreement among Sanofi, Merck, and ModeX, dated as of the date hereof.
1.112    “Sanofi Patents” shall mean any ModeX Patent Rights which are Controlled by ModeX pursuant to licenses granted under the Sanofi In-License Agreement.
1.113    “Supporting Documents” shall have the meaning set forth in Section 8.4.2(f).
1.114    “Taxes” shall have the meaning set forth in Section 5.7.
1.115    “Term” shall have the meaning set forth in Section 8.1.
1.116    “Territory” shall mean all of the countries in the world, and their territories and possessions.
1.117    “Third Party” or “Third-Party” shall mean an entity other than Merck, ModeX, or their Affiliates.
1.118    “Third-Party Licenses” shall have the meaning set forth in Section 5.3.4.
1.119    “***” shall have the meaning set forth in Section 8.4.1.
1.120    “Vaccine” shall mean any multivalent or monovalent vaccine assembled using the ModeX Platform and displaying *** following:
(a)    a ***;
(b)    a ***; or
(c)    a ***
which in any case *** may include one or more ***, but in *** must *** responses to EBV.
1.121    “Valid Patent Claim” shall mean, with respect to a particular country, (a) *** and that (i) has ***, and (ii) has *** or (b) any ***, it will *** for purposes of this Agreement ***.
1.122    “Violation” shall mean that either a Party, or any of its officers or directors has been: (a) convicted of any of the felonies identified among the exclusion authorities listed on the U.S. Department of Health and Human Services, Office of Inspector General (OIG) website, including 42 U.S.C. 1320a-7(a) (https://oig.hhs.gov/exclusions/index.asp); and/or (b) identified in the OIG List of Excluded Individuals/Entities (LEIE) database (https://oig.hhs.gov/exclusions/exclusions_list.asp) or the U.S. General Services Administration’s list of Parties Excluded from Federal Programs (https://sam.gov/content/exclusions) (each of (a) and (b), singly and collectively, the “Exclusions Lists”).
ARTICLE 2
RESEARCH PROGRAM
2.1    General. ModeX and Merck shall engage in the Research Program upon the terms and conditions set forth in this Agreement. The activities to be undertaken in the course of the Research Program are set forth the Research Plan, which may be amended from time to time in accordance with this Agreement.
2.2    Conduct of Research. ModeX and Merck each shall proceed diligently with the work set out in the Research Program by using their respective reasonable efforts to allocate sufficient time, effort, equipment and facilities to the Research Program and to use personnel with sufficient skills and

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experience as are required to accomplish the Research Program in accordance with the terms of this Agreement and the applicable Research Plan. Merck shall be entitled to utilize the services of its Affiliates and Third Parties to perform its Research Program activities. ModeX shall be entitled to utilize the service of Third-Party subcontractors to perform its Research Program activities only upon Merck’s prior written consent (which may be via email, or in the form of unanimous approval of the Committee) or as specifically set forth in the Research Plan. Notwithstanding any such consent, each Party shall remain at all times fully liable for its respective responsibilities under the Research Program.
2.3    Joint Steering Committee. The Parties hereby establish a committee to facilitate the Research Program, as follows:
2.3.1    Composition of the Joint Steering Committee. The Research Program shall be conducted under the direction of a joint steering committee (the “Committee”) comprised of *** of Merck (who shall be employees of Merck or its Affiliate, as applicable) and *** of ModeX (who shall be employees of ModeX or its Affiliate, as applicable), until such time that the Committee is transitioned to an advisory committee in accordance with Section 2.3.6, following which the Committee will be comprised of *** of each Party (who *** with appropriate technical credentials, experience, and knowledge, and ongoing familiarity with the Research Program). Subject to the preceding sentence, each Party may change its representatives to the Committee from time to time in its sole discretion, effective upon notice to the other Party of such change. These representatives shall have appropriate technical credentials, experience and knowledge, and ongoing familiarity with the Research Program. Additional representative(s) or consultant(s) may from time to time, by mutual consent of the Parties, be invited to attend Committee meetings, subject to such representative’s or consultant’s written agreement to comply with the requirements of Section 4.1. The Committee shall be ***.
2.3.2    Decision-Making Authority. Until the Committee is transitioned to an advisory committee in accordance with Section 2.3.6, decisions of the Committee shall be made *** by the representatives. In the event that the Committee cannot or does not, after reasonable efforts, reach agreement on an issue (including with respect to any matter set forth in Section 2.3.3) within *** after such matter has been referred to the Committee, then the matter shall be escalated to the *** (or his or her designee) (the “***”) and the *** (the “***” and together with the ***, collectively, the “Research Executives”) who shall endeavor to facilitate a resolution of such matter, but if such matter is still not resolved within *** then the resolution or course of conduct shall be determined by *** after giving due consideration to *** (and, for clarity, such matter shall not be subject to the dispute resolution mechanisms set forth in Section 9.8).
2.3.3    Scope of Committee Oversight. Until the Committee is transitioned to an advisory committee in accordance with Section 2.3.6, the Committee shall be responsible for overseeing the Research Program, including to (a) review, amend and approve the Research Plan from time to time; (b) review and coordinate the Parties’ activities under the Research Plan, including, for example, ModeX’s use of subcontractors to perform Research Program activities; (c) confer regarding the status of the Research Program, confer regarding the progress under the Research Plan, and make determinations and decisions in connection with activities thereunder (including issues of priority); (d) review relevant data under the Research Program; (e) consider and advise on any technical issues that arise under the Research Program; (f) oversee the CMC Development and Manufacturing activities of the CDMO engaged by the Manufacturing Party under Section 2.12; (g) oversee the initial manufacturing technology transfer contemplated under Section 2.5; (h) conduct and oversee developability and preclinical immunogenicity studies, ensure technology transfer, and provide strategic oversight; (i) review written progress reports to be provided by each Party in advance of each meeting describing the work performed by or on behalf of such Party (or its sublicensees) to date on the Research Program and such other information as may be required by the Research Plan; and (j) determine such other matters as allocated to the Committee hereunder. Within *** after each meeting of the Committee, *** shall provide to *** a written summary of the Parties’ progress under the Research Program since the previous Committee meeting, which report may be *** to the extent required by ***, it being understood that any such reports from *** shall be the confidential Information of *** (with respect to *** Information) and *** (with respect to *** Information, even though such report is prepared by ***), and shall be *** subject to obligations of confidentiality substantially similar to those contained herein.

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2.3.4    Limit on Committee Actions. Notwithstanding the foregoing, the Committee shall not have the authority to: (a) modify or amend the terms and conditions of this Agreement; (b) waive either Party’s compliance with the terms and conditions of this Agreement; (c) determine any issue in a manner that would conflict with the express terms and conditions of this Agreement; or (d) amend the Research Plan in a manner that would (i) *** to practice any ***; or (ii) ***; provided that, for the avoidance of doubt, ***.
2.3.5    Meetings. The Committee shall meet in accordance with a schedule established by mutual written agreement of the Parties, but no *** during the Research Term and no *** thereafter until disbandment, with the location for such meetings alternating between ModeX and Merck facilities (or such other location may be determined by the Committee). Alternatively, the Committee may meet by means of teleconference, videoconference, or other similar communications equipment. Each Party shall ***. Upon the later of (a) completion of the Research Plan or (b) completion of the initial manufacturing technology transfer contemplated under Section 2.5, the Committee shall have a final meeting in its decision-making capacity to review the results of the Research Program and then shall be transitioned to an advisory committee in accordance with Section 2.3.6.
2.3.6    Transition to Advisory Committee; Disbandment of Committee. Upon the later of (a) completion of the Research Plan or (b) completion of the initial manufacturing technology transfer contemplated under Section 2.5, the Committee shall cease to have any decision-making authority under this Agreement, and shall serve solely in an advisory capacity, and its purview shall be limited to (i) the sharing of information and facilitation of discussion about the status of the Vaccines and Products and (ii) reviewing results and providing input regarding Development efforts in connection with the Vaccine and Products, including for example ***. Upon ***, or such earlier date as the Parties may mutually agree in writing, the Committee shall be disbanded. For clarity, once the Committee has transitioned to an advisory capacity but prior to ***, or such earlier date as the Parties may mutually agree in writing, the Committee shall meet in person or by alternative means as described in Section 2.3.5 no ***. Within *** after each meeting of the advisory Committee as contemplated by this Section 2.3.6, *** shall provide to *** a written summary of *** which report may be provided ***, it being understood that any such *** shall be the confidential Information of ***, and shall be *** subject to obligations of confidentiality substantially similar to those contained herein.
2.4    Alliance Managers.
2.4.1    Appointment. Each Party shall have the right to appoint an employee who shall oversee interactions between the Parties for all matters related to this Agreement (each an “Alliance Manager”). Such persons shall endeavor to ensure clear and responsive communication between the Parties and the effective exchange of information and may serve as a single point of contact for any matters arising under this Agreement. The Alliance Managers shall have the right to attend all Committee meetings as non-voting participants and may bring to the attention of the Committee any matters or issues either of them reasonably believes should be discussed, and shall have such other responsibilities as the Parties may mutually agree in writing. Each Party may designate different Alliance Managers by notice in writing to the other Party.
2.4.2    Responsibilities of the Alliance Managers. The Alliance Managers, if appointed, shall have the responsibility of creating and maintaining a constructive work environment between the Parties. Without limiting the generality of the foregoing, each Alliance Manager shall:
(a)    identify and bring disputes and issues that may result in disputes (including without limitation any asserted occurrence of a material breach by a Party) to the attention of the Committee in a timely manner, and function as the point of first referral in all matters of conflict resolution;
(b)    provide a single point of communication for seeking consensus both internally within the Parties’ respective organizations and between the Parties;

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(c)    plan and coordinate cooperative efforts, internal communications, and external communications between the Parties with respect to this Agreement; and
(d)    take responsibility for ensuring that meetings and the production of meeting agendas and minutes occur as set forth in this Agreement, and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed.
2.5    Exchange of Information. Within *** following the Effective Date and on an ***, ModeX shall disclose to Merck all ModeX Know-How related to the Research Program. Promptly following the completion of the Research Program, and thereafter from time to time upon Merck’s reasonable request and with the oversight of the Committee (if not then-disbanded), ***, ModeX shall disclose to Merck (or Merck’s chosen contract manufacturing organization or CDMO) in English and in writing or in an electronic format all ModeX Know-How that was not previously disclosed (including ***) in ***. Such information transfer shall include, to the extent not already provided, any information contemplated in the initial technology transfer provided in the Research Plan. ModeX shall provide Merck with all reasonable assistance required in order to transfer to Merck the ModeX Know-How, Joint Information and Inventions, and other information required to be produced pursuant to this Section 2.5, in each case, in a timely manner. The support described in this Section 2.5 shall be provided by ***. ***.
2.6    Records and Reports.
2.6.1    Records. ModeX shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved in the performance of the Research Program by ModeX.
2.6.2    Copies and Inspection of Records. Merck shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all such records of the ModeX referred to in Section 2.6.1. ModeX shall maintain such records and the information disclosed therein in confidence in accordance with Section 4.1. Merck shall have the right to arrange for its employee(s) or consultant(s) involved in the activities contemplated hereunder to visit the offices and laboratories of ModeX and any of its Third Party sublicensees or contractors as permitted under Section 2.2 during normal business hours and upon reasonable notice, and to discuss the Research Program work and its results in detail with the technical personnel and consultant(s) of Merck; provided that Merck’s exercise of such right shall be consistent with Merck’s ordinary course business practices for audit of its own third party contractors. Upon Merck’s reasonable request and subject to the confidentiality and nonuse obligations herein, ModeX shall provide copies of the records described in Section 2.6.1.
2.7    Research Information and Inventions.
2.7.1    The entire right, title, and interest in:
(a)    ModeX Information and Inventions shall be owned solely by ModeX;
(b)    Merck Information and Inventions shall be owned solely by Merck; and
(c)    Joint Information and Inventions shall be owned jointly by ModeX and Merck.
2.7.2    Each Party shall *** disclose to the other Party in writing the development, making, conception, or reduction to practice of ModeX Information and Inventions, ***, and Joint Information and Inventions. For the purposes of determining ownership under this Section 2.7, inventorship shall be determined in accordance with United States patent laws (regardless of where the applicable activities occurred). Subject to the licenses granted to the other Party under this Agreement and the other terms and conditions of this Agreement, each Party shall have ***; provided, that ***; provided, further, that, in the event that ***.
2.8    Research Term; Filing of IND.

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2.8.1    Except as otherwise provided in this Agreement, the term of the Research Program shall commence on the Effective Date and continue until *** (the “Research Term”).
2.8.2    At any time during the Research Term, Merck may, in its sole discretion and upon *** days’ written notice to ModeX, elect to transfer the remaining activities under the Research Plan to Merck, in which case, upon completion of the Know-How transfer contemplated by Section 2.5, ModeX’s obligations with respect to such Research Program under the Research Plan shall terminate.
2.8.3    Upon the earliest of (a) the transfer of the Research Program to Merck in accordance with Section 2.8.2 and (b) conclusion of the Research Term, Merck shall be solely responsible for all further Development and Commercialization of Vaccines and Products, in accordance with the terms and conditions of this Agreement, including Article 3.
2.9    Exclusivity.
2.9.1    ModeX Exclusive Efforts. During the Term, and subject to Section 2.9.2, *** other than in the conduct of activities under this Agreement (including the Research Program), ***, or *** to conduct any of the foregoing activities, other *** under this Agreement.
2.9.2    Exclusion: ***. Notwithstanding anything to the contrary in this Agreement, ***, in each case, whether ***: (x) a ***; or (y) a *** on the *** following such acquisition, provided that:
(a)    upon such ***, and the ***; and
(b)    ModeX *** (which may be by way of an ***) and uses ***.
(c)    For clarity, the ***.
2.10    Compliance with Law and Ethical Business Practices.
2.10.1    *** shall perform its obligations under this Agreement, including in the conduct the Research Program, in accordance with Applicable Law, including (where applicable) Good Laboratory Practices. *** shall notify the other in writing of any deviations from Applicable Law ***. *** hereby certifies that it has not and will not employ or otherwise use in any capacity the services of any person or entity debarred under Section 21 U.S.C. § 335a in performing any services hereunder. *** shall notify the other in writing immediately if any such debarment occurs or comes to its attention, and shall promptly remove any person or entity so disbarred from performing any activities under this Agreement (for instance, under the Research Program, or function or capacity related to a Vaccine or Product). *** shall have the right, in its sole discretion, to terminate this Agreement immediately in the event that the *** fails to promptly remove any such persons.
2.10.2    ModeX acknowledges that Merck’s corporate policy requires that Merck’s business must be conducted within the letter and spirit of the law. By signing this Agreement, ModeX agrees to conduct the services contemplated herein in a manner which is consistent with both Applicable Law and good business ethics.
2.10.3    Specifically, ModeX represents and warrants that none of its employees, agents, officers, or other members of its management are officials, officers, agents, representatives of any government or public international organization (as defined in the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1). *** shall make any payment, either directly or indirectly, of money or other assets, including any compensation derived from or in connection with this Agreement (hereinafter collectively referred as a “Payment”), to government or political party officials, officials of international public organizations, candidates for public office, or representatives of other businesses or persons acting on behalf of any of the foregoing (hereinafter collectively referred as “Officials”) where such Payment would constitute violation of any Applicable Law. In addition, regardless of legality, *** shall make any Payment either

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directly or indirectly to Officials if such Payment is for the purpose of influencing decisions or actions with respect to the subject matter of this Agreement or any other aspect of the *** business.
2.10.4    No employee of Merck or its Affiliates shall have authority to give any direction, either written or oral, relating to the making of any commitment by ModeX or its agents to any Third Party in violation of terms of this or any other provisions of this Agreement.
2.10.5    ModeX certifies to Merck that as of the date of this Agreement, ModeX has screened itself, and its officers, directors and employees against the Exclusions Lists and that it has informed the Merck whether ModeX, or any of its officers or directors has been in Violation. After the execution of this Agreement, ModeX shall notify Merck in writing immediately if any such Violation occurs and comes to its attention.
2.10.6    A failure of a Party to abide by the provisions of this Section 2.10 shall be deemed a material breach of this Agreement. The other Party may, in such case, terminate this Agreement subject to and in accordance with Section 8.3(a), at its sole discretion without prejudice to any other remedies that may be available to such Party.
2.11    Animal Research. If animals are used in research hereunder, ModeX will comply with the Animal Welfare Act or any other applicable local, state, national and international laws and regulations relating to the care and use of laboratory animals. Merck encourages ModeX to use the highest standards, such as those set forth in the Guide for the Care and Use of Laboratory Animals (NRC, 1996), for the humane handling, care, and treatment of such research animals. ModeX hereby certifies that it has and shall maintain current and valid accreditation from AAALAC during the Term. Any animals which are used in the course of the Research Program, or products derived from those animals, such as eggs or milk, will not be used for food purposes, nor will these animals be used for commercial breeding purposes.
2.12    CMC Development and Manufacturing. The allocation of responsibilities with respect to CMC Development activities and the Manufacture of Product and Vaccine for use in connection with the Research Program shall be as set forth in the Research Plan. The Party responsible for such CMC Development and Manufacturing (the “Manufacturing Party”) (as set forth in the Research Plan) will use a Third-Party contract development and manufacturing organization (“CDMO”) to carry out such activities unless otherwise agreed by the Committee. All ***. For instance, if *** for the *** activities contemplated under the Research Plan (for clarity, ***). Upon *** request, *** to (a) facilitate ***; (b) ensure compliance with Applicable Laws and ***, in accordance with the Research Plan; and (c) include in any agreement with the *** and a requirement that the ***, resolve any adverse audit findings to the reasonable satisfaction of ***. If *** in accordance with Section 2.8.2, then, upon *** request, *** (or ***) in a timely manner following such election. Following the Research Term (or earlier transfer of the Research Program under Section 2.8.2) Merck will be solely responsible for the Manufacture of Vaccines and Products, at *** expense.
ARTICLE 3
LICENSES; DEVELOPMENT AND COMMERCIALIZATION
3.1    License Grants to Merck.
3.1.1    Grant of License. ModeX hereby grants to Merck, during the Term, an exclusive (even as to ModeX, subject to Section 3.1.2), sublicensable (in accordance with Section 3.5), royalty-bearing license under the Licensed Intellectual Property, to (i) conduct research under the Research Program and fulfill Merck’s obligations under the Research Plan, and (ii) Develop, Manufacture, use and Commercialize Vaccines and Products in the Field in the Territory.
3.1.2    ModeX Retained Rights. Notwithstanding the scope of the exclusive license granted to Merck under Section 3.1.1, subject to the terms and conditions of this Agreement, during the Research Term, ModeX shall retain rights under the Licensed Intellectual Property for the sole purpose of performing ModeX’s obligations under the Research Plan in accordance with this Agreement.

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3.2    License Grants to ModeX.
3.2.1    Merck hereby grants to ModeX, during the Research Term, a non-exclusive, non-sublicensable (other than ordinary-course nonexclusive sublicenses to permitted subcontractors performing activities hereunder on ModeX’s behalf), royalty-free license under the Merck Know-How, Merck Patent Rights, and Merck Information and Inventions, solely to the extent necessary to perform ModeX’s obligations under this Agreement (including the Research Plan).
3.2.2    Merck hereby grants to ModeX a non-exclusive, sublicensable (through multiple tiers), irrevocable, fully-paid license under (a) Merck Information and Inventions describing Improvements (including materials embodying Improvements) to the ModeX Platform, and (b) Patent Rights of Merck Information and Inventions that claim Improvements to the ModeX Platform, in the Territory, solely to research, develop, Manufacture, and Commercialize vaccines and products (that do not constitute Vaccines or Products) outside of the EBV Field. For clarity, in the event of any conflict, the license granted pursuant to this Section 3.2.2 shall in all cases be subject to the licenses granted by ModeX to Merck under this Agreement pursuant to Section 3.1.
3.3    No Implied Licenses. Except as specifically set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, in any Information disclosed to it under this Agreement or under any Know-How or Patent Rights owned or Controlled by the other Party or its Affiliates.
3.4    No Grant of Inconsistent Rights by ModeX. ModeX (and its Affiliates) shall not assign, transfer, convey or otherwise grant to any Affiliate or Third Party or otherwise encumber (including through lien, charge, security interest, mortgage, encumbrance or otherwise, except pursuant to this Agreement) (a) any rights to any Licensed Intellectual Property (or any rights to any intellectual property that would otherwise be included in the Licensed Intellectual Property), in any manner that conflicts with the grant of the rights to or licenses under Licensed Intellectual Property to Merck hereunder, or (b) any rights to any Vaccine or Product (provided that ModeX shall grant to Merck the rights to the Vaccine and Product as set forth herein).
3.5    Sublicenses. Merck shall have the right to sublicense (through multiple tiers of sublicenses) any or all of the licenses granted to Merck hereunder. In the case of ***, Merck may sublicense such licenses ***; provided, however, that ***: (a) ***; (b) to any ***; or (c) in connection with the ***. Merck shall be responsible for ensuring that the performance by any of its sublicensees hereunder that are exercising rights under a sublicense hereunder is in accordance with the applicable terms of this Agreement as if such performance was by Merck, and the grant of any such sublicense shall not relieve Merck of its obligations under this Agreement (except to the extent they are performed by any such sublicensee(s) in accordance with this Agreement). Any sublicense granted by Merck hereunder shall be pursuant to a written agreement that: (i) is consistent with the terms of this Agreement, including intellectual property terms and confidentiality, non-disclosure, and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement; and (ii) otherwise includes terms sufficient to enable Merck to comply with its obligations under this Agreement, for example a *** under this Agreement. *** with this Agreement.
3.6    Development and Commercialization. Following the conclusion of the Research Term, ***, in each of (a) ***.
3.7    Excused Performance. In addition to the provisions of Article 6, ***, in ***, such condition or event exists. *** determination of *** shall be made in accordance with *** for determining if a ***. Upon request, *** with reasonable supporting materials (excluding, however, ***) following ***.
3.8    Regulatory Matters. In the event that Merck determines that any regulatory filings for any Vaccines or Products are required for any activities hereunder (including any activities under the Research Program), including INDs, NDAs and other Marketing Authorizations (as applicable), then as between the Parties, *** shall: (a) have the *** to obtain such regulatory filings in its (or its Related

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Party’s) name and (b) be the ***. As between the Parties, *** shall have the *** with respect to the Vaccines or Products, including during the Research Term. For clarity, during the Term, *** with respect to the Vaccines or Products.
ARTICLE 4
CONFIDENTIALITY AND PUBLICATION
4.1    Nondisclosure Obligation. All Information disclosed by one Party to the other Party hereunder shall be maintained in confidence by the receiving Party and shall not be disclosed to any Third Party or used for any purpose except as set forth herein without the prior written consent of the disclosing Party, except to the extent that such Information:
4.1.1    is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;
4.1.2    is in the public domain by use or publication before its receipt from the disclosing Party, or thereafter enters the public domain through no fault of the receiving Party;
4.1.3    is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; or
4.1.4    is developed by the receiving Party independently of Information received from the disclosing Party, as documented by the receiving Party’s business records.
Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.
4.2    Permitted Disclosures. Subject to the exclusions in Section 4.1.1-4.4.4, the receiving Party may only use and disclose the disclosing Party’s Information as follows:
4.2.1    where the Information is disclosed to governmental or other regulatory agencies in order to obtain Patents Rights or to gain or maintain approval to conduct Clinical Trials or Marketing Authorization, but such disclosure shall be only to the extent reasonably necessary to obtain Patent Rights or such authorizations; or
4.2.2    where the Information is deemed necessary by:
(a)    *** to be disclosed to Related Parties, agent(s), consultant(s), or other Third Parties for purposes of performing *** obligations or exercising *** rights under this Agreement, or (in the case of non-confidential or non-trade secret Information) as *** and its Affiliates may deem necessary or advisable in the ordinary course of business in accordance with this Agreement;
(b)    *** to be disclosed to Related Parties, agent(s), consultant(s), upstream licensors, or other Third Parties for purposes of performing *** obligations under this Agreement or any ***;
(c)    the receiving Party to be disclosed to such Party’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice to the receiving Party; or
(d)    the receiving Party to be disclosed in connection with a potential or actual financing (for instance, a ***), in which case such Party shall have the further right to disclose Information to Third Parties involved in such financing; or

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(e)    the receiving Party to be disclosed in connection with a potential or actual merger or acquisition ***;
in each case (of (a)-(e)), on the condition that such Third Parties agree to be bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement; provided, that the term of confidentiality for such Third Parties shall be no less than ten (10) years.
4.3    Required Disclosures. If a Party is required by judicial or administrative process (including a request for discovery received in an arbitration or litigation proceeding) or by Applicable Law (e.g., securities laws, rules, and regulations) to disclose Information that is subject to the non-disclosure provisions of this Section 4.1 or Section 4.4, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Section 4.1 and Section 4.4, and the Party disclosing confidential Information pursuant to law or court order shall take all steps reasonably necessary, including obtaining an order of confidentiality, to ensure the continued confidential treatment of such Information, and disclosing only the minimum amount required by such judicial or administrative process. The Parties will consult and cooperate fully with each other on the provisions of this Agreement to be redacted in any filings made by the Parties with the Securities and Exchange Commission or similar governmental agency in the U.S. or abroad, or as otherwise required by Applicable Law.
4.4    ModeX Know-How. To the extent there is any ModeX Know-How ***, ModeX agrees to treat any such ModeX Know-How in accordance with Section 4.1, subject to Section 4.1.2 and Section 4.2. All information relating specifically ***.
4.5    Publication.
4.5.1    Research Program Results. Each Party recognizes that the publication or disclosure of papers, presentations, abstracts or any other written or oral presentations regarding results of and other information regarding the Research Program, may be beneficial to both Parties. Each Party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Accordingly, except for disclosures permitted pursuant to Section 4.1, Section 4.2, or Section 4.3, either Party, its employee(s) or consultant(s) wishing to make a publication relating to the ***. The disclosing Party shall comply with any such requests of the reviewing Party.

4.5.2    Other Publications. Other than with respect to Research Program results, as set forth in Section 4.5.1, ModeX shall have no right to make any publication relating to any Vaccine or Product without the prior written consent of Merck (which Merck may withhold in its sole discretion), and subject to the remainder of this Article 4, Merck shall have the right to make publications relating to Vaccines or Products in its sole discretion.
4.6    Publicity and Use of Names. The Parties have mutually agreed on the press release with respect to this Agreement, a copy of which is set forth in Schedule 4.6. Either Party may make public disclosures that are limited to the specific contents of such press release. Except as otherwise expressly set forth herein, no disclosure of the existence, or the terms, of this Agreement may be made by either Party, and no Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employee(s) in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by Applicable Law. Any such disclosure required by Applicable Law shall be subject to Section 4.3.
4.7    Prior Non-Disclosure Agreements. As of the Effective Date, the terms of this Article 4 shall supersede any previous nondisclosure agreement entered into between the Parties or Affiliates of the Parties (the “Prior Non-Disclosure Agreement”). Any information disclosed pursuant to such Prior Non-Disclosure Agreement shall be deemed to have been disclosed pursuant to this Agreement.

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ARTICLE 5
PAYMENTS; ROYALTIES AND REPORTS
5.1    Upfront Payment. In consideration for the rights granted to Merck under this Agreement, Merck will pay to ModeX within *** after the Effective Date, a one-time, irrevocable, non-refundable upfront payment of Fifty Million U.S. Dollars ($50,000,000.00).
5.2    Milestone Payments.
5.2.1    Development Milestone Payments. Subject to the terms and conditions of this Agreement, Merck shall pay to ModeX the following one-time milestone payments (the “Development Milestone Payments”), for the first achievement of the following milestone events by a Vaccine or Product, as applicable (the “Development Milestone Event”), during the Term:

Development Milestone Event	Development Milestone Payment
	First Indication	Second Indication	Third Indication	Fourth Indication
***	$***	---	---	---
***	$***	$***	$***	$***
***	$***	$***	$***	$***
***	$***	$***	$***	$***
***	$***	$***	$***	$***
***	$***	$***	$***	$***

5.2.2    Commercial Milestone Payments. On a *** basis, Merck shall pay to ModeX the following one-time milestone payments (the “Commercial Milestone Payments”) with respect to the first Calendar Year during which aggregate annual Net Sales of a *** in the Territory exceed the corresponding threshold (each, a “Commercial Milestone Event”):

Aggregate Annual Net Sales in the Territory of a Product (Commercial Milestone Event)	Commercial Milestone Payment
$***	$***
$***	$***
$***	$***

5.2.3    General Milestone Payment Provisions.

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(a)    Each Development Milestone Payment shall be payable only once, upon the first instance when the corresponding Development Milestone Event occurs, notwithstanding any subsequent achievement of the corresponding Development Milestone Event with respect to the same Vaccine or Product or a different Vaccine or Product.
(b)    If any Development Milestone Event is achieved prior to the payment of an “earlier” milestone event (e.g., if *** occurs prior to the payment of the Development Milestone Payment associated with ***, or if *** to payment of the Development Milestone Payment associated with ***), both Development Milestone Payments shall be payable simultaneously.
(c)    Merck shall notify ModeX within *** following the achievement of such Development Milestone Event and shall make the appropriate Development Milestone Payment within *** following such achievement.
(d)    The Development Milestone Event associated with *** shall be deemed achieved when ***.
(e)    Concurrently with ***, Merck shall make the appropriate Commercial Milestone Payment. All milestone payments hereunder are non-refundable and non-creditable.
5.3    Royalties.
5.3.1    Royalties Payable by Merck. Subject to the terms and conditions of this Agreement, during the Royalty Period, Merck shall pay ModeX royalties, calculated on a Product-by-Product basis, as set forth in this Section 5.3.
(a)    Patent Royalties. Subject to the provisions of Section 5.3.1(b), during the Royalty Period, Merck shall pay ModeX royalties in an amount equal to the following percentage of Net Sales of Products in the Territory by Merck or its Related Parties where the ***:

Net Sales Threshold	Royalty Rate
The portion of Net Sales ***	***
The portion of Net Sales ***	***
The portion of Net Sales ***	***

(b)    *** Royalty. Notwithstanding the provisions of Section 5.3.1(a), in countries where a Product ***, during the Royalty Period, Merck shall pay royalties, on a *** of the applicable royalty rate set forth in Section 5.3.1(a). Such royalties shall be calculated after first calculating royalties under Section 5.3.1(a).
(c)    Royalty Tiers. Royalty tiers pursuant to Section 5.3.1(a) and Section 5.3.1(b) shall be calculated based on aggregate worldwide Net Sales of each Product, provided that the determination of whether the royalty shall be calculated using the *** rate under Section 5.3.1(b) shall be determined on a country-by-country basis.
(d)    Royalty Period. Royalties on each Product at the rates set forth above shall continue on a country-by-country basis until the *** of: (i) ***; or (iii) *** (the “Royalty Period”).

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(e)    All royalties are subject to the following conditions:
(i)    only one royalty shall be due with respect to the same unit of Product;
(ii)    no royalties shall be due upon the ***, but in such cases the royalty shall be due and calculated upon *** to the first independent Third Party;
(iii)    no royalties shall accrue on *** of Product by Merck or its Related Parties ***; and
(iv)    no royalties shall accrue on the *** or ***.
5.3.2    Royalties for Bulk Vaccine. In those cases in which Merck sells bulk Vaccine rather than Product in packaged form to an independent Third Party, the Net Sales (and therefore royalty obligations of this Section 5.3) shall be determined ***.
5.3.3    Compulsory Licenses. If a compulsory license is granted to a Third Party with respect to Vaccine or Product in any country in the Territory with a *** by Section 5.3.1, then the royalty rate to be paid by Merck on Net Sales by or to such Third Party in that country under Section 5.3.1 shall be ***.
5.3.4    Third-Party Licenses. ***, in the event that Merck obtains (on or after the Effective Date) a license under, or other rights to, Patent Rights from any Third Party(ies) that are necessary *** in order to Develop, Manufacture, or Commercialize Vaccine(s), or Product(s) (hereinafter “Third-Party Licenses”), *** of *** under such Third-Party Licenses by Merck or its Related Parties *** for a Calendar Quarter *** with respect to the sale of such Product in such Calendar Quarter; provided, that if *** is not able to *** then ***. At the request of *** in (a) obtaining *** or (b) otherwise *** that may be necessary in order to ***. *** the Parties acknowledge that *** has entered into or intends to enter into, concurrently with this Agreement, the ***, and that the *** constitutes a Third-Party License hereunder. In the event that *** with rights to the patent rights included within the *** after the date hereof, covering the same ***, for any indication within the field of use described in ***, the Parties further acknowledge and agree that *** for any purpose under this Agreement, unless otherwise agreed by the Parties in writing.
5.3.5    ***.
(a)    Notwithstanding the ***.
(b)    Notwithstanding anything to the contrary in this Agreement ***. Merck shall include the amount of any such *** in the Net Sales Report for the *** with the *** in such subsequent ***.
(c)    Any *** that is not available to *** may be ***.
5.4    Net Sales Reports; Payment of Royalty. During the Term, following the First Commercial Sale of a Product, Merck shall furnish to ModeX a written report (the “Net Sales Report”) for the Calendar Quarter showing the Net Sales of all Products subject to royalty payments or Commercial Milestone Payments sold by Merck and its Related Parties in the Territory during the reporting period and Calendar Year-to-date, and the royalties payable and the Commercial Milestone Payments payable under this Agreement. Net Sales Reports shall be due on the *** day following the close of each Calendar Quarter. Royalties and Commercial Milestone Payments shown to have accrued by each Net Sales Report shall be due and payable on ***. Merck shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined. Such Net Sales Reports must also include (a) the ***.
5.5    Audits.
5.5.1    Upon the written request of ModeX and not more than *** in each ***, Merck shall permit an independent certified public accounting firm of nationally recognized standing selected by

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ModeX and reasonably acceptable to Merck, at *** expense (subject to the last sentence of Section 5.5.2), to have access during normal business hours to such of the records of Merck as may be reasonably necessary to verify the accuracy of any payments owed hereunder or information contained in the Net Sales Reports hereunder, in each case for any *** ending not more than *** prior to the date of such request. The accounting firm shall disclose to ModeX only the amounts which such accounting firm *** (e.g., whether the Net Sales Reports are ***). No other information shall be provided to ModeX.
5.5.2    If such accounting firm correctly identifies a discrepancy made during such period, the appropriate *** of the date ModeX delivers to Merck such accounting firm’s written report so correctly concluding, or as otherwise agreed upon by the Parties. The *** by such accounting firm shall be ***; provided, that if such audit *** that *** of the total royalties owed, then the ***.
5.5.3    Merck shall include in each sublicense granted by it pursuant to this Agreement a provision *** to the same extent required of Merck under this Agreement.
5.5.4    ModeX shall treat all financial information subject to review under this Section 5.5 or under any sublicense agreement in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into a customary and reasonably acceptable confidentiality agreement with Merck obligating it to retain all such information in confidence pursuant to such confidentiality agreement.
5.5.5    In the event that ModeX requests reimbursement of royalties pursuant to Section 5.3.5(b), Merck shall be entitled to audit the records of ModeX as necessary to verify the amount of any royalty reimbursement requested by ModeX as provided under this Section 5.5, mutatis mutandis.
5.6    Payment Exchange Rate. All payments to be made by Merck to ModeX under this Agreement shall be made in United States dollars and may be paid by check made to the order of ModeX or bank wire transfer in immediately available funds to such bank account in the United States as may be designated in writing by ModeX from time to time. In the case of sales outside the United States, the rate of exchange to be used in computing the monthly amount of currency in equivalent United States dollars due ModeX shall be made at the monthly rate of exchange utilized by Merck in the ordinary course of business (in accordance with Merck’s Accounting Standards) at the time such exchange is to be calculated.
5.7    Tax Withholding. ModeX shall be liable for all income and other taxes (including interest) (“Taxes”) imposed upon any payments made by Merck to ModeX under this Article 5. If Applicable Law requires the withholding of any Taxes, Merck shall make such withholding payments and shall subtract the amount thereof from the amounts otherwise owed under this Agreement. ***.
5.8    Income Tax Withholding Due to Sublicenses. If, solely as a result of Merck’s sublicense of rights under this Agreement, the sublicensee is required to withhold Taxes on any payments to ModeX under this Article 5 which would not have been imposed in the absence of such sublicense, ***such that ***. This Section 5.8 shall be applied ***.
5.9    Payments. Merck shall submit to ModeX appropriate proof of payment of the withheld taxes as well as the official receipts within a ***. Merck shall provide ModeX reasonable assistance in order to allow ModeX to obtain the benefit of any present or future treaty against double taxation which may apply to payments made by Merck to ModeX under this Article 5.
5.10    Interest on Late Payments. If any payment due under this Agreement is not paid in when due, then interest thereon and on any unpaid accrued interest (before and after any judgment) shall accrue at an ***, such interest to run from ***.

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ARTICLE 6
REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
6.1    Representations and Warranties of Each Party and OPKO. ModeX and OPKO each hereby represents and warrants to Merck, and Merck hereby represents and warrants to ModeX and OPKO that, as of the Effective Date:
6.1.1    such Person is duly organized and validly existing under the laws of the state or jurisdiction of its organization and has full corporate right, power, and authority to enter into this Agreement and to perform its obligations hereunder;
6.1.2    the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the necessary corporate actions of such Person. This Agreement has been duly executed by such Person. This Agreement and any other documents contemplated hereby constitute valid and legally binding obligations of such Person enforceable against it in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors; and
6.1.3    the execution, delivery and performance by such Person of this Agreement and any other agreements and instruments contemplated hereunder will not (a) in any respect violate any statute, regulation, judgment, order, decree or other restriction of any governmental authority to which such Person is subject, (b) violate any provision of the corporate charter, by-laws or other organizational documents of such Person, or (c) constitute a material violation or breach by such Person of any provision of any material contract, agreement or instrument to which such Person is a party or to which such Person may be subject although not a party.
6.2    ModeX Representations and Warranties. Except as set forth in the disclosure schedule in Schedule 6.2 (with specific reference to the section or subsection of this Agreement to which the information stated in such disclosure schedule relates), ModeX represents and warrants (or as applicable covenants) to Merck that, as of the Effective Date:
6.2.1    all issued Patent Rights within the ModeX Patent Rights are in full force and effect, and, to ***;
6.2.2    it has the full right, power and authority to enter into this Agreement, to perform the activities hereunder, including the Research Program, and to grant the licenses granted hereunder (including under Article 3);
6.2.3    it has not *** that would conflict with the rights granted to Merck hereunder;
6.2.4    no ***;
6.2.5    neither ***;
6.2.6    other than the ***;
6.2.7    to the best of ModeX’s knowledge, ***;
6.2.8    there are no claims, judgments, or settlements against or owed by ModeX (or any of its Affiliates), and there are no pending or threatened (in writing) claims or litigation, in each case relating to the ModeX Patent Rights or ModeX Know-How;
6.2.9    to the best of ModeX’s knowledge, (a) ModeX has disclosed to Merck all reasonably relevant information requested by Merck ***;

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6.2.10    neither ModeX nor any of its Affiliates has received any written notification from a Third Party that the Development, Manufacture, use, or Commercialization of Vaccines or Products infringes or misappropriates the Patent Rights or Know-How owned or controlled by such Third Party, and ModeX has no knowledge that a Third Party has any basis for any such claim;
6.2.11    ModeX has complied with all existing country-specific Applicable Laws involving inventor remuneration associated with the ModeX Patent Rights owned by ModeX, including, if applicable, Article 6 of the Third Amendment of Chinese Patent Law;
6.2.12    to the best of ModeX’s knowledge, Schedule 1.77 sets forth a true, correct, and complete list of ModeX Patent Rights existing as of the Effective Date, and such schedule contains all application numbers and filing dates, registration numbers and dates, jurisdictions and owners. The ModeX Patent Rights and ModeX Know-How constitute all intellectual property owned or otherwise Controlled (through license or otherwise) by ModeX (or any of its Affiliates) that are necessary or useful for (or otherwise used by ModeX or any of its Affiliates in connection with) the Vaccines and the Products or the Development, Manufacture, Commercialization or use thereof;
6.2.13    to the best of ModeX’s knowledge, ModeX has disclosed to Merck all material information and data and all material correspondences to or from any Regulatory Authority, in each case related to the Research Program, or any Vaccines or Products, regardless of whether such data and information would have a positive, negative or neutral impact on the potential commercial, scientific or strategic value or attractiveness of the Research Programs, or any Vaccine or Product;
6.2.14    ModeX has obtained all necessary consents, approvals, and authorizations of all governmental authorities required to be obtained by it in connection with the execution, delivery, and performance of this Agreement;
6.2.15    except for the ModeX Third-Party License Agreements set forth on Schedule 1.81, neither ModeX nor any of its Affiliates is party to any ***;
6.2.16    neither ModeX nor any of its Affiliates has obtained, or filed for, any INDs, NDAs or Marketing Authorizations for any ***;
6.2.17    ModeX (and its Affiliates) has not employed or otherwise used in any capacity the services of any Person debarred under Applicable Law, including under 21 U.S.C. § 335a or any foreign equivalent thereof, with respect to any Vaccine or Product or otherwise in performing any research or other Development with respect thereto;
6.2.18    all Development (including non-clinical studies and Clinical Trials) related to the Vaccines or Products has been conducted in accordance with all Applicable Laws; and
6.2.19    other than the ModeX Third-Party License Agreements set forth on Schedule 1.81, there are no agreements (including any licenses), written or oral, granting any licenses or other rights to (or from) ModeX (or any of its Affiliates) relating to the Vaccines, or Products or the ModeX Know-How or ModeX Patent Rights that conflict with the licenses or other rights granted by ModeX hereunder.
6.3    ModeX Third-Party License Agreements.
6.3.1    Representations, Warranties, and Covenants. ModeX represents and warrants to Merck that (x) it has provided to Merck as of the Effective Date a copy of each of the ModeX Third-Party License Agreements, and each such copy includes a copy of any and all amendments, restatements, side letters, and other modifications thereto, as each such ModeX Third-Party License Agreement is in effect as of the Effective Date, and (y) each such copy is true, complete, and correct in all respects except that certain financial terms or terms unrelated to the licenses granted to Merck hereunder, in each case which do not diminish Merck’s rights or expand Merck’s obligations under this Agreement, have been redacted. ModeX further covenants and agrees that during the Term, ***, (a) ModeX shall: (i) satisfy all of its

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obligations under (including making all payments), and (ii) *** take all steps to maintain in full force and effect, each of the ModeX Third-Party License Agreements as they may relate to the Licensed Intellectual Property or any Product or Vaccine; (b) it will not assign (except an assignment to a party to which this Agreement has been assigned as permitted under Section 9.2), amend, restate, amend and restate, terminate in whole or in part, or otherwise modify any of the ModeX Third-Party License Agreements without the prior written consent of Merck (not to be unreasonably delayed), ***; (c) it will provide Merck with prompt notice of any claim of a breach under any of the ModeX Third-Party License Agreements or notice of termination of any of the ModeX Third-Party License Agreements, made by either ModeX or the counterparty to such ModeX Third-Party License Agreement (or any party acting on behalf of such counterparty); and (d) it will promptly send to Merck copies of all other material correspondence to or from the counterparty to such ModeX Third-Party License Agreement related to such ModeX Third-Party License Agreement ***. Any breach of this Section 6.1.3 by ModeX shall constitute a material breach of this Agreement.
6.3.2    Certain Terms of ModeX Third-Party License Agreements. To the extent that the ***. With limiting the foregoing, *** shall be responsible for all of the *** under any of the ***, including any and all ***.
6.4    Disclaimer. Except as otherwise expressly set forth in this Agreement, ***.
6.5    Indemnification.
6.5.1    Indemnification by ModeX. ModeX shall indemnify, defend, and hold harmless Merck, its Affiliates, and its and their respective directors, officers, employees, contractors, and agents, and their respective successors and assigns (collectively, the “Merck Indemnified Parties”) from any and all Third-Party claims, actions, causes of action, liabilities, losses, damages, costs or expenses, including reasonable attorneys’ fees, which directly or indirectly arise out of or relate to (a) a breach by ModeX of this Agreement, including any representation or warranty made by ModeX or OPKO in this Agreement; (b) the *** of, or violation of Applicable Law by, a ModeX Indemnified Party in connection with this Agreement; or (c) ***; in each case (of (a)-(b)) excluding to the extent arising out of or relating to (i) a breach by Merck of this Agreement; or (ii) the *** of, or violation of Applicable Law by, a Merck Indemnified Party.
6.5.2    Indemnification by Merck. Merck shall indemnify, defend, and hold harmless ModeX, its Affiliates, and its and their respective directors, officers, licensors, employees, contractors, and agents, and their respective successors and assigns (collectively, the “ModeX Indemnified Parties”) from any and all Third-Party claims, actions, causes of action, liabilities, losses, damages, costs or expenses, including reasonable attorneys’ fees, which directly or indirectly arise out of or relate to (a) a breach by Merck of this Agreement, including any representation or warranty made by Merck in this Agreement; (b) the *** of, or violation of Applicable Law by, a Merck Indemnified Party in connection with this Agreement; or (c) ***; in each case (of (a)-(c)) excluding to the extent arising out of or relating to (i) a breach by ModeX of this Agreement; (ii) the *** of, or violation of Applicable Law by, a ModeX Indemnified Party; or (iii) the ***.
6.5.3    Indemnification Procedure. If a Party is seeking indemnification under Section 6.5.1 or 6.5.2, (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to Section 6.5.1 or 6.5.2, as applicable as soon as reasonably practicable after receiving notice of the claim (provided, however, any delay or failure to provide such notice shall not constitute a waiver or release of, or otherwise limit, the Indemnified Party’s rights to indemnification under Section 6.5.1 or 6.5.2, as applicable except to the extent that such delay or failure materially prejudices the Indemnifying Party’s ability to defend against the relevant claims). The Indemnifying Party shall have the right to assume the defense of any such claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnifying Party. Neither Party shall settle any claim without the prior written consent of the other

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Party, not to be unreasonably withheld or delayed. If the Parties cannot agree as to the application of Section 6.5.1 or Section 6.5.2 to any claim, pending resolution of the dispute pursuant to Section 9.8, the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 6.5.1 or Section 6.5.2 upon resolution of the underlying claim.
6.5.4    ***. ***.
ARTICLE 7
PATENT PROVISIONS
7.1    Filing, Prosecution and Maintenance of Patents.
7.1.1    Modex Patent Rights.
(a) ModeX First Right to File ModeX Patent Rights. ModeX shall have the first right to initially file provisional and international patent applications claiming ModeX Information and Inventions in the Territory, upon appropriate consultation with Merck using mutually agreeable outside counsel, ***. ModeX shall give Merck an opportunity to review the text of any patent application before filing, shall consult with Merck with respect thereto, shall incorporate any of Merck’s comments thereto, and shall supply Merck with a copy of the application as-filed, together with notice of its filing date and serial number. ModeX shall promptly give notice to Merck of the abandonment of any ModeX Patent Rights claiming ModeX Information and Inventions for which ModeX has the first right for filing.

(b)    Prosecution and Maintenance of ModeX Product Patent Rights. *** Merck shall control the filing, prosecution, and maintenance of any ModeX Patent Rights *** and the Exempted Licensed Patent (as defined under the Sanofi In-License Agreement) (collectively, the “ModeX Product Patent Rights”) in the Territory using ***. *** the opportunity to review substantive office action responses before filing, and shall ***, but will have ***.
(c)    Prosecution and Maintenance of Sanofi Patents. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge that the filing, prosecution, and maintenance of the Sanofi Patents ***. As between the Parties *** with respect to the filing, prosecution, and maintenance of the Exempted Licensed Patent.
(d)    Prosecution and Maintenance of Other ModeX Patent Rights. Subject to Section 7.1.1(a), Merck and ModeX *** of any ModeX Patent Rights other than the ModeX Product Patent Rights using mutually agreeable outside counsel. *** associated with such filing, prosecution, and maintenance of such ModeX Patent Rights. If there is a disagreement between the Parties regarding prosecution strategy for such ModeX Patent Rights and *** shall have the final decision-making authority.
(e)    Option of Merck to File, Prosecute and Maintain ModeX Patent Rights. On a country-by-country basis in the Territory, ModeX shall give notice to Merck of any desire to not file patent applications claiming ModeX Information and Inventions or to cease prosecution or maintenance of ModeX Patent Rights and, in such cases, shall permit Merck, in its sole discretion, to (on a country-by-country basis) file such patent applications or to continue prosecution or maintenance of such ModeX Patent Rights ***. In such events, if Merck elects to file patent applications claiming ModeX Information and Inventions, or to continue prosecution or maintenance of ModeX Patent Rights, ModeX shall execute such documents and perform such acts as may be reasonably necessary for Merck to perform such filing, prosecution, or maintenance, and Merck shall control the filing and prosecution and maintenance of such Patent Rights in such country(ies). Any such Patent Rights which are filed, prosecuted, and maintained by Merck ***.

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(f)    Option of ModeX to Prosecute and Maintain ModeX Patent Rights. Notwithstanding Section 7.1.1(b) or (c), on a country-by-country basis in the Territory, Merck shall give notice to ModeX of any desire to cease prosecution or maintenance of any ModeX Patent Rights and, in such cases, shall permit ModeX, in its sole discretion, to (on a country-by-country basis) continue prosecution or maintenance of such ModeX Patent Rights ***. In such events, if ModeX desires to continue prosecution or maintenance of such ModeX Patent Rights, Merck shall execute such documents and perform such acts as may be reasonably necessary for ModeX to perform such prosecution or maintenance, and ModeX shall control the prosecution and maintenance of such ModeX Patent Rights in such country(ies). For clarity, any such ModeX Patent Rights which are prosecuted and maintained by Merck in a particular country as permitted herein ***.
7.1.2    Joint Patent Rights. Subject to Section 7.1.5, Merck shall have the first right to file, prosecute, and maintain patents and patent applications claiming Joint Information and Inventions. Merck shall keep ModeX advised of the status of any actual and prospective patent filings and upon ModeX’s request, shall provide advance copies of any papers related to the filing of Joint Information and Inventions and the prosecution and maintenance of Joint Patent Rights. Merck shall give notice to ModeX of any desire to cease prosecution or maintenance of Joint Patent Rights on a country-by-country basis in the Territory and, in such case, shall permit ModeX, in its sole discretion, to continue prosecution or maintenance of such Joint Patent Rights ***. If ModeX elects to continue prosecution or maintenance of such Joint Patent Rights, Merck shall execute documents in a timely manner as may be reasonably necessary to allow ModeX to continue such prosecution or maintenance.
7.1.3    Merck Patent Rights. Merck shall have the sole right to file, prosecute, and maintain the Merck Patent Rights and any patents and patent applications claiming Merck Information and Inventions.
7.1.4    Patent Term Extension. The Parties shall cooperate fully with each other to provide necessary information and assistance, as the other Party may reasonably request, in obtaining patent term extension or supplemental protection certificates or their equivalents in any country in the Territory where applicable to ModeX Patent Rights and Joint Patent Rights. In the event that elections with respect to obtaining such patent term extensions are to be made, *** Merck shall have the right to make the election and ModeX agrees to abide by such election.
7.1.5    Other Cooperation. The Parties agree to cooperate fully and provide any information and assistance that either may reasonably request for the filing, prosecution and maintenance of ModeX Patent Rights and Joint Patent Rights. The Party with the first right to file, prosecute, or maintain Patent Rights under this Section 7.1 will provide any notice of any desire to cease prosecution or maintenance sufficiently in advance of any filing or payment due date, or any other due date that requires action in order to avoid loss of rights. The Parties further agree to take reasonable actions to ***.
7.1.6    Filing, Prosecution and Maintenance Expenses. Subject to Section 7.1.1(c), with respect to all filing, prosecution and maintenance activities under this Section 7.1, the *** related to such activities.
7.1.7    Inventor Remuneration. ModeX shall comply with all applicable country-specific inventor remuneration laws and regulations, including Article 6 of the Third Amendment of Chinese Patent Law associated with ModeX Patent Rights and Joint Patent Rights, when inventor remuneration obligations are triggered by an employee of ModeX or its Affiliates, or a Third Party acting on behalf of ModeX or its Affiliates.
7.2    Interference, Derivation, Opposition, Reexamination, Reissue, Supplemental Examination, Inter Partes Review and Post-Grant Review Proceedings.
7.2.1    Third Party Initiated Proceedings. Each Party shall, within *** of learning of such event, inform the other Party of any request for, or filing or declaration of, any interference, derivation proceeding, opposition, reexamination requested by a Third Party, inter partes review, post-grant review

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or similar contested administrative proceeding involving a Third Party relating to ModeX Patent Rights or Joint Patent Rights. Merck and ModeX shall thereafter consult and cooperate fully to determine a course of action with respect to any such proceeding. ***, Merck shall have the first right to control such proceedings with respect to ModeX Patent Rights and Joint Patent Rights, and ***.
7.2.2    Party Initiated Proceedings. *** Merck shall have the first right to initiate a reexamination, supplemental examination, reissue, or similar administrative proceeding relating to ModeX Patent Rights or Joint Patent Rights. Notwithstanding the foregoing, Merck ***. ModeX shall *** If there is disagreement regarding whether a reexamination, supplemental examination, reissue, or similar administrative proceeding relating to ModeX Patent Rights or Joint Patent Rights should be initiated, ***. In the event that Merck chooses not to initiate a proceeding under this Section 7.2.2, and upon Merck’s written consent, ModeX shall have the right to initiate such proceedings. The initiating Party shall have the first right to control such proceedings.
7.2.3    Cooperation. In connection with any administrative proceeding under Section 7.2.1 or 7.2.2, Merck and ModeX shall cooperate fully and provide each other with any information or assistance that either may reasonably request. The Parties shall keep each other informed of developments in any such action or proceeding, including the status of any settlement negotiations and the terms of any offer related thereto. For any proceeding not controlled by Merck, *** of any ModeX Patent Right or Joint Patent Right, or *** of Merck ***.
7.2.4    Sanofi Patent Rights. Notwithstanding anything herein to the contrary, Merck acknowledges that its *** with respect to any such proceedings involving the Exempted Licensed Patent.
7.2.5    Expenses. The Party *** related thereto.
7.3    Enforcement and Defense.
7.3.1    The Parties shall give notice to each other of either (a) any infringement of ModeX Patent Rights or Joint Patent Rights ***, or (b) any misappropriation or misuse of ModeX Know-How (collectively, an “Infringement”), that may come to its attention. Merck and ModeX shall thereafter consult and cooperate fully to determine a course of action, including the commencement of legal action by either or both Merck and ModeX, to terminate any such Infringement. As between the Parties, Merck, upon notice to ModeX, shall have the first right to initiate and prosecute such legal action *** and in the name of Merck or ModeX, or to control the defense of any declaratory judgment action relating to any Infringement ***. Each Party shall have the right to be represented by counsel of its own choice.
7.3.2    Merck shall promptly inform ModeX if it elects not to exercise its first right under Section 7.3.1 to initiate and prosecute legal action. *** or elects not to exercise its first right under Section 7.3.1 to initiate and prosecute legal action, ModeX shall have the right to either initiate and prosecute such action or to control the defense of such declaratory judgment action in the name of ModeX and, if necessary, Merck. If ModeX elects to do so, the costs of any agreed-upon course of action to terminate Infringement, including the costs of any legal action commenced or the defense of any declaratory judgment, ***. Each Party shall have the right to be represented by counsel of its own choice.
7.3.3    For any action to terminate any Infringement, in the event that a Party is unable to initiate or prosecute such action solely in its own name, the other Party will join such action voluntarily and will execute and cause its Affiliates to execute all documents necessary for the Party to initiate litigation to prosecute and maintain such action under this Section 7.3. In connection with any action or potential action, Merck and ModeX will cooperate fully and will provide each other with any information or assistance that either may reasonably request, including *** of the ModeX Patent Rights and Joint Patent Rights. Each Party shall keep the other informed of developments in any action or proceeding. For any proceeding not controlled by Merck, ModeX shall *** of any ModeX Patent Right or Joint Patent Right, or ***. For any proceeding controlled by Merck, Merck ***.

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7.3.4    If a Third Party asserts that a Patent Right owned or otherwise controlled by it is infringed by the Products in the Field in the Territory, the Party first made aware of such a claim shall ***. Merck shall have the first right, but not the obligation, to defend and control the defense of any such claim, suit, or proceeding ***, using counsel of its own choice. Merck shall also have the first right, but not the obligation, ***, using counsel of its own choice. The non-controlling Party shall cooperate with the controlling Party ***, in any such defense and shall have the right, *** to be represented separately by counsel of its own choice in any such proceeding. The controlling Party with respect to a particular claim also shall have the right to control settlement of such claim. All *** in actions commenced pursuant to this Section 7.3.4 shall be ***.
7.3.5    Any recovery obtained by either or both Merck and ModeX in connection with or as a result of any action contemplated by this Section 7.3 with respect to a ***, whether by settlement or otherwise, shall be shared in order as follows:
(a)    the Party which initiated and prosecuted the action ***;
(b)    the other Party ***; and
(c)    the amount of any recovery ***.
7.3.6    Notwithstanding anything herein to the contrary, *** shall have final decision-making authority with respect to any such proceedings involving the Exempted Licensed Patent.
7.3.7    Notwithstanding anything herein to the contrary, Merck shall have the sole right to enforce and defend the Merck Patent Rights and any patents and patent applications claiming Merck Information and Inventions, and shall be solely entitled to retain any recovery obtained in connection with any such action.
7.3.8    ModeX shall inform Merck of any matter of which it becomes aware concerning the submission of an application to the U.S. Food & Drug Administration under Section 351(k) of the U.S. Public Health Services Act (42 USC 262(k)), or to a similar agency under any similar provisions in a country in the Territory, seeking approval of a biosimilar or interchangeable biological product with regard to which Merck is a reference product sponsor involving ModeX Patent Rights or Joint Patent Rights (“Biosimilar Application”). ModeX shall provide Merck with any Biosimilar Application it receives within *** of receipt (***). Notwithstanding the foregoing provisions of this Section 7.3, as between the Parties (and subject to the rights of Sanofi under the Sanofi In-License Agreement, as modified by the Sanofi Letter Agreement with respect to the Sanofi Patents), Merck shall have the sole right, in its discretion, to control any legal action and any activity taken to resolve a dispute with respect to any infringement of ModeX Patent Rights or Joint Patent Rights with respect to any Biosimilar Application, including selection of any patents for listing under 42 U.S.C. §262(l), and ModeX shall have no rights in connection therewith. For any action with respect to any infringement of ModeX Patent Rights or Joint Patent Rights with respect to any Biosimilar Application, in the event that Merck is unable to initiate or prosecute such action solely in its own name, ModeX will join such action voluntarily and will execute and cause its Affiliates to execute all documents necessary for Merck to initiate, prosecute and maintain such action. In connection with any action, ModeX shall cooperate with Merck and provide Merck with information and assistance, at Merck’s expense, that Merck may reasonably request, including as defined in Section 7.3.3.
ARTICLE 8
TERM AND TERMINATION
8.1    Term and Expiration. This Agreement shall be effective as of the Effective Date, and unless terminated earlier pursuant to Section 8.2 or Section 8.3, this Agreement shall continue in full force and effect until one or more Products has received Marketing Authorization and, thereafter, until expiration of all royalty obligations hereunder (the “Term”). Upon expiration of this Agreement, Merck’s licenses pursuant to Section 3.1 shall become fully paid-up, perpetual licenses.

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8.2    Termination by Merck for Convenience. Notwithstanding anything contained herein to the contrary, Merck shall have the right to terminate this Agreement in its entirety at any time in its sole discretion by giving *** days’ advance written notice to ModeX. For the avoidance of doubt, termination by Merck under this Section 8.2 can be effected only through a written notice specifically referring to this section.
8.3    Termination for Cause. This Agreement may be terminated at any time during the Term:
(a)    upon written notice by either Party if the other Party is in breach of its material obligations hereunder and, if such breach is capable of cure, has not cured such breach within *** days after notice requesting cure of the breach (or immediately upon such written notice if such breach is incapable of cure); provided, in the event of a good faith dispute with respect to the existence of a material breach or whether such breach is capable of cure, the termination or *** day cure period (if applicable) shall be tolled until such time as the dispute is resolved pursuant to Section 9.8; or
(b)    by either Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within *** days after the filing thereof.
8.4    Effects of Termination.
8.4.1    Generally. If this Agreement is terminated for any reason, the following shall apply:
(a)    No later than *** days after the effective date of such termination, each Party shall return or cause to be returned to the other Party all Information in tangible form received from the other Party and all copies thereof; provided, that ***.
(b)    Each Party shall pay all amounts then due and owing as of the termination date.
(c)    Except for the surviving provisions set forth in Section 8.5, the rights and obligations of the Parties hereunder, including ***, shall terminate as of the date of such termination; provided, that (i) Merck shall have a fully paid-up non-exclusive license to use ModeX Information and Inventions and ModeX’s interest in Joint Information and Inventions, in each case for *** purposes only, and (ii) Merck and its Affiliates, sublicensees, and distributors shall be entitled, during the *** month period immediately following the effective date of termination, to finish any work-in-progress and to sell any Product or Vaccine remaining in inventory, in accordance with the terms of this Agreement. Upon termination, the Parties shall confer to determine how the Joint Patent Rights will be addressed.
8.4.2    Effects of Termination by Merck for Convenience or by ModeX for Cause. If Merck terminates this Agreement pursuant to Section 8.2 or ModeX terminates this Agreement pursuant to Section 8.3(a), the following shall apply:
(a)    ModeX may elect by delivery of notice to Merck no later than *** Business Days after the effective date of such termination, and Merck hereby grants, contingent upon such election by ModeX but effective upon such termination, a non-exclusive, royalty-bearing, sublicensable (through multiple tiers) license (the “Reversion License”) under (***, in each case, ***, and (ii) ***, in each case (of (i) and (ii)): (A) ***, and (B) solely for ModeX to Develop, Manufacture, and Commercialize Vaccines and Products which have not been terminated by Merck for a Material Safety Issue (such Vaccines and Products, the “Reverted Products”).
(b)    Notwithstanding the foregoing, (i) the ***; and (ii) to the extent that any ***.

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(c)    The Parties shall use reasonable efforts to agree, within *** days after the effective date of the termination, to *** shall not *** (and shall be subject to ***, mutatis mutandis).
(d)    ***, following delivery of ***. *** agree to include any such ***.
(e)    *** shall cooperate with and provide timely assistance to *** to to ensure the reasonable *** for the provision of any transition services included. Such *** shall include a ***.
(f)    *** after receiving notice of *** as may be necessary ***. *** in the manner so described in greater detail in *** shall also:
(i)    transfer ***, relating ***; and
(ii)    if there are ***.
***.
(g)    All *** shall be provided ***. *** shall cooperate and provide reasonable assistance to *** in connection with the ***
(h)    ***.
8.4.3    Additional Effects of Termination by Merck for Material Breach. If Merck terminates this Agreement under Section 8.3(a), ***, and ModeX shall, within *** days after the effective date of such termination return or cause to be returned to Merck all Information in tangible form, as well as any other material which may have been provided by Merck in any medium in ModeX’s or its subcontractors’ possession as of the effective date of termination.
8.4.4    Continuation in Lieu of Termination. If Merck would be entitled to terminate this Agreement under Section 8.3(a) as a result of an uncured breach that would reasonably be expected to materially diminish the value of the Vaccines, the Products, or the rights granted hereunder with respect to the Vaccines or Products, ***, Merck may, ***, and without limiting any other remedies that may be available to Merck under this Agreement, at law, or in equity, elect to continue this Agreement but may, by notification to ModeX, *** amounts payable under Article 5 (including, for the avoidance of doubt, ***).
8.4.5    Termination by Merck for Bankruptcy. If this Agreement is terminated by Merck pursuant to Section 8.3(b) due to the rejection of this Agreement by or on behalf of ModeX under Section 365 of the United States Bankruptcy Code (the “Code”), all licenses and rights to licenses granted under or pursuant to this Agreement by ModeX to Merck are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Code. The Parties agree that Merck, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by or against ModeX under the Code, ***. The foregoing provisions of Section 8.4.5 are without prejudice to any rights Merck may have arising under the Code or other Applicable Law.
8.5    Effect of Expiration or Termination; Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including the obligation to pay royalties for Product(s) or Vaccine(s) sold prior to such expiration or termination. The provisions of Article 4 shall survive the expiration or termination of this Agreement and shall continue in effect for ***. In addition, the provisions of ***, shall survive any expiration or termination of this Agreement.

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ARTICLE 9
MISCELLANEOUS
9.1    Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.
9.2    Assignment and Change of Control.
9.2.1    Except as provided in this Section 9.2, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party.
9.2.2    Merck may, without ModeX’s consent, assign this Agreement and its rights and obligations hereunder in whole or in part to a Merck Affiliate or in connection with a Change of Control.
9.2.3    ModeX may, without Merck’s consent, assign this Agreement and its rights and obligations hereunder (a) to a ModeX Affiliate or (b) in connection with a Change of Control; provided, that in the case of (b), ModeX must notify Merck within *** Business Days following completion of any such Change of Control, and ***.
9.2.4    In the event of ***, Merck may:
(a)    limit its obligations to provide ModeX Net Sales Reports to reporting only Merck’s total royalty and Commercial Milestone Payment obligations; provided that, Merck will, if requested by ModeX, provide Net Sales Reports to an independent certified public accounting firm for auditing in accordance with Section 5.5;
(b)    terminate and disband the Committee, or limit the matters within its purview in order to reduce the sharing of ModeX Know-How and confidential Information of Merck; or
(c)    require ModeX and the Acquiring Entity in the Change of Control transaction to adopt a “firewall” of reasonable safeguards between individuals with access to ModeX Know-How or confidential Information of Merck, on the one hand, and personnel of the Competing Pharma, including in particular any such personnel responsible for the Development, Manufacture, or Commercialization of any Competing Product, on the other hand and ensure that the continued Development or Commercialization by such Competing Pharma of such Competing Product does not make use of or incorporate any technology covered by ModeX Patent Rights or ModeX Know-How licensed to Merck hereunder, and that the Competing Pharma does not have access to any Merck Know-How or any confidential Information of Merck, including for competitive reasons against Merck and its Related Parties and the use of such Patent Rights or Know-How for the development or commercialization of competing products. Subject to the foregoing, the Acquiring Entity may continue to exploit any Competing Product, and ModeX will not be deemed to be in breach of Section 2.9 as a result thereof following the Change of Control.
9.2.5    Any attempted assignment not in accordance with this Section 9.2 shall be void.
9.3    Parental Guaranty. OPKO irrevocably and unconditionally, jointly and severally, guarantees (a) the due and punctual payment to Merck, whether stated at maturity, by acceleration or otherwise, of all present and future debts, liabilities and obligations, direct or indirect, absolute or contingent, of ModeX

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and its Affiliates to Merck arising pursuant to, in respect of, or in connection with this Agreement, which result from any failure by ModeX or its Affiliates to make timely payments to Merck as required hereunder and (b) performance of, and compliance with, all other obligations of ModeX and its Affiliates under this Agreement (collectively, the “Guaranteed Obligations”). The obligations of OPKO under this Section 9.3 shall constitute a present and continuing guarantee of payment and performance and not of collectability, and shall be absolute and unconditional. Without limiting the foregoing, OPKO waives, for the benefit of Merck, (i) ***. This Section 9.3 shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of Merck and OPKO.
9.4    Use of Affiliates. Each Party shall have the right to exercise its rights and perform its obligations under this Agreement either itself or through any of its Affiliates.
9.5    Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use reasonable efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.
9.6    Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by email (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to ModeX, to:	OPKO Health 4400 Biscayne Boulevard Miami, FL 33137 Attention: Corporate Secretary cgreen@opko.com
and:	OPKO Health Attention: Executive Vice President srubin@opko.com

if to Merck, to:	Merck Sharp & Dohme LLC 126 East Lincoln Avenue P.O. Box 2000 Rahway, NJ 07065 USA Attention: Office of Secretary Email: office.secretary@merck.com
and:	Merck Sharp & Dohme LLC 126 East Lincoln Avenue P.O. Box 2000 Rahway, NJ 07065 USA Attention: Senior Vice President, Business Development
or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by email on a Business Day (or if delivered or sent on a non-

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Business Day, then on the next Business Day); (b) on the Business Day after dispatch if sent by nationally recognized overnight courier; or (c) on the fifth (5th) Business Day following the date of mailing, if sent by registered or certified mail. The Parties hereby agree that, to the extent permitted by Applicable Law, any notice provided in accordance with this Section shall constitute due service of process with respect to any legal proceeding between the Parties arising hereunder and that compliance with the Hague Convention for the Service of Process, if otherwise applicable, shall not be required.
9.7    Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States, without reference to any rules of conflict of laws. The Parties hereby agree that the provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement and are strictly excluded.
9.8    Dispute Resolution.
9.8.1    Except with respect to an Excluded Claim, the Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof (a “Dispute”). Either Party shall give the other Party written notice of any Dispute not resolved in the normal course of business. Within *** days from the date of delivery of such notice, the receiving Party shall submit to the other Party a written response. The notice and response shall include (a) a ***. Within *** days from the date of delivery of the initial notice, the executives of both Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. These executives shall have the authority to settle the Dispute and shall be at a higher level of management than the persons with direct responsibility for administration of this Agreement. All negotiations pursuant to this paragraph are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.
9.8.2    If the Parties ***.
9.8.3    For purposes of this Section 9.8, “Excluded Claim” shall mean a dispute, controversy or claim that concerns (a) a ***; or (c) ***. Any action concerning Excluded Claims identified in clauses (b) and (c) of this Paragraph may be brought in any court having jurisdiction.
9.9    Limitation of Liability. Notwithstanding anything to the contrary contained herein, neither Party shall be liable to the other Party under any theory for any ***, whether arising directly or indirectly out of the transactions contemplated by this Agreement, provided, however, that this limitation shall not limit (a) either Party’s liability ***; (b) ***; or (c) ***. To be clear, subject to the foregoing exclusions, neither Party shall be entitled to recover for ***, whether those claimed damages are ***.
9.10    Entire Agreement; Amendments. This Agreement, together with the Schedules and Exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, with respect to the subject matter hereof are superseded by the terms of this Agreement. The Schedules and Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties hereto (and a duly authorized representative of OPKO with respect to any amendment or modification to Section 6.1 or Section 9.3).
9.11    Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.
9.12    Independent Contractors. It is expressly agreed that ModeX and Merck shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither ModeX nor Merck shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

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9.13    Waiver. The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.
9.14    Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.
9.15    Certain Conventions. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit shall be deemed to be a reference to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit, of or to, as the case may be, this Agreement, unless otherwise indicated. Whenever this Agreement refers to a number of days, unless Business Days are specified, such number refers to calendar days. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa, (d) whenever any provision of this Agreement uses the term “including” (or “includes” or words of similar import), such term will not be limiting and such term will be deemed to mean “including without limitation” (or “includes without limitation”), (e) the word “or” will not be construed as exclusive and shall have the meaning ordinarily ascribed to the phrase “and/or”, and (f) references to any Articles or Sections include Sections and subsections that are part of the reference Article or section (e.g., a section numbered “Section 2.2(a)” would be part of “Section 2.2”, and references to “Article 2” or “Section 2.2” would refer to material contained in the subsection described as “Section 2.2(a)”).
9.16    Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day, then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.
9.17    Counterparts. This Agreement may be signed in any number of counterparts (including by facsimile or electronic transmission), each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first set forth above.

MERCK SHARP & DOHME LLC	MODEX THERAPEUTICS, INC.

BY: /s/ Sunil A. Patel	BY: /s/ Gary J. Nabel
NAME: Sunil A. Patel	NAME: Gary J. Nabel
TITLE: SVP, Business Development & Licensing	TITLE: President and CEO
OPKO HEALTH, INC. (solely for purposes of Sections 6.1 and 9.3)

BY: /s/ Steven D. Rubin
NAME: Steven D. Rubin
TITLE: Executive Vice President

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EXHIBIT A
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SCHEDULE 1.63

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SCHEDULE 1.77

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SCHEDULE 1.81
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SCHEDULE 4.6

Press Release
OPKO Health’s ModeX Therapeutics Enters into Exclusive Worldwide License and Collaboration Agreement with Merck to Develop
Epstein-Barr Virus Vaccine Candidate

•MDX-2201 leverages ModeX’s innovative biologics platform to target multiple Epstein-Barr virus (EBV) proteins

•EBV is the leading cause of infectious mononucleosis and is also associated with some specific types of cancer

MIAMI (March 8, 2023) – OPKO Health, Inc. (NASDAQ: OPK) today announced that ModeX Therapeutics, Inc., an OPKO Health company, entered into an exclusive worldwide license and collaboration agreement with Merck, known as MSD outside the United States and Canada, for the development of MDX-2201, ModeX’s preclinical nanoparticle vaccine candidate targeting EBV.

“We are delighted to enter this collaboration with Merck to develop a vaccine against EBV, a virus that takes a profound toll on human health worldwide. Targeting four proteins used by EBV to infect cells, this vaccine candidate embodies the novel multitargeting approach developed by ModeX scientists,” said Gary Nabel, M.D., Ph.D., President and Chief Executive Officer of ModeX and Chief Innovation Officer of OPKO.

Under the terms of the agreement, OPKO will receive an upfront payment of $50 million and is eligible for milestone payments associated with progress in the development and commercialization of MDX-2201 of up to $872.5 million, as well as royalties on global sales.

ModeX and Merck will jointly advance MDX-2201 to an Investigational New Drug (IND) application filing, after which Merck will be responsible for clinical and regulatory activities, as well as product commercialization. Pre-IND filing activity will be guided by a joint steering committee comprised of representatives from both companies.

“We founded ModeX to develop innovative multispecific biologics for cancer and infectious diseases that target multifactorial pathways that cause illness,” said Elias Zerhouni, M.D., President and Vice Chairman of OPKO. “This first collaboration leverages our scientific excellence and innovative platforms along with Merck’s discovery and clinical development expertise with the goal of benefiting patients around the world.”

“Through the acquisition of ModeX, we broadened our technology foundation and expanded our product pipeline into new therapeutic areas,” said Phillip Frost, M.D., Chairman and Chief Executive Officer of OPKO. “Merck represents the ideal partner to develop and commercialize a new vaccine candidate, and we are particularly proud to enter into this high-potential agreement so soon after completing the ModeX transaction last May.”

“At Merck we have a proud legacy of developing vaccines including several that have the potential to help protect against certain types of cancer,” said Tarit Mukhopadhyay, Ph.D., Vice

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President, Infectious Diseases and Vaccine Discovery, Merck Research Laboratories. “We look forward to working with the ModeX Therapeutics team to apply our experience and expertise to evaluate the potential of MDX-2201 to help protect against EBV infection and other, potentially related, conditions.”

About MDX-2201

MDX-2201 is based on ModeX’s ferritin nanoparticle vaccine platform, which can express as many as 24 copies of a recombinant antigen on its surface to enhance the presentation of key components of the virus and stimulate durable protective immunity. MDX-2201 presents antigens from four viral proteins involved in viral entry into host cells. These include a recombinant antigen designed from the proteins gH, gL and gp42, as well as an antigen derived from gp350. By using ModeX’s multi-targeted approach, this combination inhibits infection in two cell types, B cells and epithelial cells, which contrasts from efforts that previously focused on gp350 alone.

This EBV vaccine technology was the subject of preclinical data published in May 2022 in Science Translational Medicine. ModeX scientists previously worked at the Vaccine Research Center, National Institute of Allergy and Infectious Diseases (NIAID), National Institutes of Health (NIH) and Sanofi in the early development of this vaccine candidate. This project also involved collaboration with scientists at the Laboratory of Infectious Diseases, NIAID.

About Epstein-Barr Virus

Epstein-Barr virus (EBV), a member of the herpes virus family, is one of the most common human viruses. Most people are infected with EBV at some point during their lives. EBV can cause infectious mononucleosis, also called mono, and is associated with other illnesses, including some specific types of cancer and multiple sclerosis. There are currently no FDA approved vaccines or treatments for EBV infection.

About ModeX Therapeutics

ModeX Therapeutics is a clinical-stage biopharmaceutical company developing innovative multispecific biologics for cancer and infectious disease. Its platforms unite the power of multiple biologics in a single molecule to create multispecific antibodies and vaccines with unprecedented versatility and potency in fighting complex disease. The ModeX pipeline includes candidates against both solid and hematologic tumors, as well as several of the world’s most pressing viral threats. Its founding team includes globally recognized medical innovators with proven track records of delivering breakthroughs for patients. ModeX is an OPKO Health company based in Natick, Massachusetts. For more information, please visit www.modextx.com.

About OPKO Health, Inc.

OPKO is a multinational biopharmaceutical and diagnostics company that seeks to establish industry-leading positions in large, rapidly growing markets by leveraging its discovery, development, and commercialization expertise and novel and proprietary technologies. For more information, visit www.opko.com.

Confidential

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***]

Cautionary Statement Regarding Forward Looking Statements

This press release contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning, including statements regarding product development efforts, expected benefits of MDX-2201 and ModeX’s ferritin nanoparticle vaccine platform, whether the collaboration with Merck will be successful, whether clinical trials for MDX-2201 will support marketing approval, whether MDX-2201 will be successfully developed or commercialized or meet expectations regarding its efficacy, safety and market potential, whether OPKO will receive milestone or royalty payments for development and commercialization of MDX-2201, expectations about the global EBV market, whether MDX-2201 has the potential to be first in class and will be approved by the FDA, as well as other non-historical statements, including statements about our expectations, products, beliefs or intentions regarding ModeX, projected future clinical developments, the potential for ModeX products and pipeline and any other statements regarding OPKO’s and ModeX’s future expectations, beliefs, plans, product candidates, objectives, financial conditions, assumptions or future events or performance. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in our Annual Reports on Form 10-K filed and to be filed with the Securities and Exchange Commission and under the heading “Risk Factors” in our other filings with the Securities and Exchange Commission. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Contacts: Investors:

LHA Investor Relations Yvonne Briggs, 310-691-7100 ybriggs@lhai.com

or

Bruce Voss, 310-691-7100 bvoss@lhai.com

Media: ModeX Media Relations

Rebecca Spalding, 646-509-3831
media@modextx.com
rebecca@tenbridgecommunications.com
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